UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 13, 2005

The Knot, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28271 (Commission File Number)	13-3895178 (IRS Employer Identification No.)

462 Broadway, 6th Floor, New York, New York (Address of principal executive offices)	10013 (Zip Code)

Registrant's telephone number, including area code	(212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

The Knot, Inc. applied to list its common stock on The Nasdaq SmallCap Market. Although The Knot believes that it meets all of the criteria for inclusion on The Nasdaq SmallCap Market, including satisfaction of all applicable Nasdaq Marketplace Rules, there can be no assurance that The Knot’s application will be approved.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 13, 2005 Date	THE KNOT, INC. (Registrant) /s/ RICHARD E. SZEFC Richard E. Szefc Chief Financial Officer